Exhibit 10.41
WESTMORELAND ENERGY LLC

SECOND AMENDMENT

Dated As Of October 1, 2007
to
NOTE PURCHASE AGREEMENT
Dated As Of June 29, 2006 and Previously Amended as of August 22, 2007
Re: $30,000,000 Floating Rate Senior Notes

SECOND AMENDMENT
     This Second Amendment (this “Second Amendment”), dated as of October 1, 2007, made by and between Westmoreland Energy LLC, a Delaware limited liability company (the “Company”) and the purchaser whose name appears at the end hereof (the “Purchaser”), amends the Note Purchase Agreements, dated as of June 29, 2006, between the Company and each of the Purchasers named therein, as amended by the First Amendment, Consent and Release dated as of August 22, 2007 (the “First Amendment”) among the Company, Westmoreland Power, Inc., a Delaware corporation (“WPI”), Westmoreland Power Operations, LLC, a Virginia limited liability company (“WPO”), and Westmoreland Utility Operations, LLC, a Virginia limited liability company (“WUO”), Westmoreland — North Carolina Power, L.L.C., a Virginia limited liability company (“Westmoreland-NC”) and Westmoreland-Roanoke Valley, L.P., a Delaware limited partnership (“Westmoreland-RV”, and together with the Company, WPI, WPO, WUO and Westmoreland-NC, the “Obligors”), SOF Investments, L.P., a Delaware limited partnership, as collateral agent (the “Collateral Agent”) and each of the Purchasers named in the First Amendment. The aforesaid Note Purchase Agreement, as amended by the First Amendment, is hereafter referred to as the “Note Purchase Agreement”.
RECITALS:
     A. The Company has issued pursuant to the Note Purchase Agreement $30,000,000 aggregate principal amount of its Floating Rate Senior Notes (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Purchasers are the holders of 100% of the outstanding principal amount of the Notes.
     B. The Company and the Purchaser now desire to amend the provisions of the Note Purchase Agreement as of the date hereof (the “Effective Date”) in the respects, but only in the respects, hereinafter set forth.
     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.
     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of the Second Amendment set forth in Section 2.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser do hereby agree as follows:
SECTION 1. AMENDMENTS.
     1.1. Subsections (a) through (g), inclusive, of Section 22 of the Note Purchase Agreement are hereby deleted and replaced with Subsections (a) through (j) quoted below, and Subsection (h) of Section 22 shall be and is hereby redesignated as subjection (k). Accordingly, Sections 22 (a) through (j) of the Note Purchase Agreement shall now read as follows:

     “(a) Westmoreland Coal Company (the “Parent”) shall, within ten Business Days after execution of this Second Amendment, deliver a new warrant (the “New Warrant”) to SOF Investments, L.P. in exchange for Warrant No. R-1, which was issued with an issue date of June 29, 2007. The New Warrant shall be in the form of Exhibit D, shall bear a date of issuance of August 20, 2007 (“Reference Date”), and shall be duly executed by an authorized officer of the Parent with the three blanks in the first paragraph of each such warrant completed as follows:
     (i) The first blank shall contain the name of SOF Investments, L.P.
     (ii) The second blank shall contain the number 150,000, which represents the number of shares of the common stock, par value $2.50 per share (the “Common Stock”), of the Parent that are purchasable upon exercise of the New Warrant (the “Section 22(a) Warrant Shares”), subject to adjustment after the Closing Date pursuant to the provisions of the warrant as if the warrant were issued on the Closing Date).
     (iii) The third blank shall contain a purchase price per share of $25.00 (the “Section 22(a) Purchase Price”) to be paid by SOF Investments, L.P. upon exercise of the New Warrant.
At the time the Parent delivers the New Warrant to SOF Investments, L.P., the Parent shall also perform such acts related to the New Warrant as SOF Investments, L.P. may reasonably request and shall deliver to SOF Investments, L.P. (x) an opinion of counsel, which may be the General Counsel of the Parent, in reasonable and appropriate form, and (y) such other certificates and instruments as are customarily furnished by an issuer to a purchaser in connection with the issuance of a warrant, as SOF Investments, L.P. may reasonably request.
     (b) The Parent shall use its best efforts to register the New Warrant and the Section 22(a) Warrant Shares under the Securities Act prior to February 28, 2008. After the registration statement filed with the SEC relating to the New Warrant and the Section 22(a) Warrant Shares is declared effective by the SEC, the Parent shall use best efforts to cause such registration statement to remain effective until the earlier of (1) the day following the date on which the Section 22(a) Warrant Shares are sold by SOF Investments, L.P. or any transferee of the New Warrant, (2) if not exercised, the date on which the New Warrant expires, and (3) if not exercised, the date on which the New Warrant is no longer outstanding. For the avoidance of doubt, in the event that the Parent is unable to register the New Warrant and the Section 22(a) Warrant Shares under the Securities Act prior to February 28, 2008, the Parent shall continue at all times to use its best efforts to register the New Warrant and the Section 22(a) Warrant Shares under the Securities Act as soon as possible thereafter, notwithstanding the penalties provided for in clauses (c) and (d) of this Section 1.1.
     (c) If the SEC has not, on or prior to May 26, 2008, declared effective under the Securities Act a registration statement covering the New Warrant and the Section 22(a) Warrant Shares as provided above, then SOF Investments, L.P. shall surrender to the Parent the New Warrant, and upon surrender thereof, the Parent shall issue to SOF Investments, L.P. a replacement warrant (the “Revised New Warrant”), in the form of Exhibit D, duly executed by an authorized officer of the Parent, with the three blanks in the first paragraph of each such warrant completed as follows:

     (i) The first blank shall contain the name of SOF Investments, L.P.
     (ii) The second blank shall contain the number 165,000, which represents number of shares of Common Stock of the Parent that are purchasable upon exercise of the Revised New Warrant (the “Section 22(c) Warrant Shares”).
     (iii) The third blank shall contain the purchase price of $20.00 per share (the “Section 22(c) Purchase Price”) to be paid by SOF Investments, L.P. upon exercise of the Revised New Warrant.
     (d) If the New Warrant and the Section 22(c) Warrant Shares have not been registered under the Securities Act as provided above prior to the date that is 180 days after the first anniversary of the Reference Date, then on such date the Company shall pay to SOF Investments, L.P. a fee equal to 1% of the outstanding principal amount of the Notes held by SOF Investments, L.P. or any transferee of SOF Investments, L.P. on the first anniversary of the Reference Date. In addition, if (i) the effectiveness of the registration of the Warrant and/or the Section 22(a) Warrant Shares or the Section 22(c) Warrant Shares under the Securities Act is suspended at any time or (ii) the Purchaser is not permitted to sell the Section 22(a) Warrant Shares or the Section 22(c) Warrant Shares for a period or cumulative periods in excess of 90 days in the aggregate because of any event, action, request, or demand by the Parent pursuant to Section 1.1(i) or otherwise (each, a “Fee Trigger Event”), then, on the date of the Fee Trigger Event the Company shall pay to SOF Investments, L.P. a fee equal to 1% of the outstanding principal amount of the Note held by SOF Investments, L.P. or any transferee of SOF Investments, L.P. on the first anniversary of the Reference Date. In no event shall the Company be required to pay more than one fee to SOF Investments, L.P. pursuant to this Section 22(d).
     (e) The parties acknowledge and agree that the number of shares subject to any Warrant, including the New Warrant and the Revised New Warrant, and the purchase price for any Warrant, including the New Warrant and the Revised New Warrant, are subject to adjustment pursuant to the terms of the Warrant and the number of Section 22(a) Warrant Shares on the date of issuance of the Warrants shall reflect events occurring on and after the Closing Date and prior to the date of the issuance of the Warrants as if the Warrants were issued on the Closing Date.
     (f) Notwithstanding any transfer or assignment of Notes between the date hereof and the first anniversary of the Closing, the New Warrant and the Revised New Warrant shall be issued only to SOF Investments, L.P. Nothing in this Section 22 shall be deemed to limit any Purchaser’s ability to transfer any Warrant so received following its receipt thereof; provided, however, that SOF Investments, L.P. agrees that it may only transfer the New Warrant in compliance with all applicable Federal and State securities laws and pursuant to Section 5 of the New Warrant.
     (g) The Parent represents and warrants to SOF Investments, L.P. as follows:
     (i) The Parent is a corporation organized, validly existing and in good standing under the laws of the State of Delaware. The Parent has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Second Amendment and the New Warrant and to perform the provisions hereof and thereof.
     (ii) This Second Amendment and the New Warrant have been duly authorized by all necessary corporate action on the part of the Parent, and this Agreement constitutes, and upon execution and delivery thereof the New Warrant will constitute, a valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (iii) The execution, delivery and performance by the Parent of this Agreement and the New Warrant will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than a Permitted Lien) in respect of any property of the Parent under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, agreement, corporate charter or by-laws, or any other agreement or instrument to which the Parent is bound or by which the Parent or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, except, in each case, for such contraventions, breaches, defaults, Liens, conflicts and violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Parent.
     (h) The Purchaser acknowledges that the Parent is not currently eligible to register its securities on Form S-3. In order to facilitate compliance with relevant securities laws, the parties agree as follows:
     (i) After each filing by the Parent pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (A) the Parent shall promptly file with the SEC an amendment to the registration statement required by this Agreement (the “Registration Statement”), and (B) the Purchaser shall not sell any shares pursuant to the Registration Statement until the SEC has declared effective the Registration Statement, as amended to reflect such filing.
     (ii) The Parent and the Purchaser may agree that a particular filing by the Parent does not necessitate an amendment to the Registration Statement. The Parent and the Purchaser agree that filings by the Parent on Form 8-K that contain only Regulation FD disclosure and exhibits associated with Regulation FD disclosure do not necessitate an amendment to the Registration Statement.
     (iii) Promptly after the Parent is eligible to register its securities on Form S-3, the Parent shall take appropriate steps to amend the Registration Statement so that it is on Form S-3, otherwise convert the Registration Statement into a registration statement on Form S-3, or replace the Registration Statement with a registration statement on Form S-3, and the Purchaser shall take such actions as the Parent may reasonably request in connection therewith.
     (i) The Parent shall have the right to delay the filing or effectiveness of a registration statement required pursuant to this Agreement during one or more periods aggregating not more than ninety (90) days in any twelve (12) month period in the event of one or more Pending Amendments. A “Pending Amendment” means either (A) a change in or amendment to the registration statement to include information that (i) the Parent would, in accordance with the advice of its counsel, be required to disclose in the prospectus but which the Parent would not otherwise then required by law to publicly disclose and (ii) in the judgment of the Parent’s board of directors, there is a reasonable likelihood that such disclosure would materially and adversely affect the Parent or (B) a change in or amendment to the registration statement to include the consolidated financial results of a fiscal quarter or fiscal period of the Parent after such results become known to Parent, if in the judgment of Parent such results, when publicly disclosed, are reasonably likely to have a material effect on the market price of the parent’s common stock. In the event that, in the judgment of the Parent, it is advisable to suspend use of a prospectus included in a registration statement filed pursuant to this Agreement, due to a Pending Amendment, then the Parent shall promptly notify the Purchaser to such effect, and, upon receipt of such notice, the Purchaser shall immediately discontinue any sales pursuant to such registration statement until the Purchaser has received copies of a supplemented or amended prospectus or until the Purchaser is advised in writing by the Parent that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary herein, the Purchaser shall not exercise its rights under the preceding sentence to suspend sales for a period or periods aggregating more than ninety (90) days in any twelve (12) month period.
     (j) For the avoidance of doubt, nothing in the foregoing clauses (h) and (i) and no actions taken in connections with such clauses shall affect the rights of the Purchaser or the dates or time periods specified in the foregoing clauses (c), (d) and (e).
SECTION 2. MISCELLANEOUS.
     2.1. This Second Amendment shall become effective and binding upon the Company and the Purchaser on the Effective Date upon each of the following conditions having occurred: (a) each of the parties hereto shall have executed and delivered to the other party its respective signature to this Second Amendment; and (b) after giving effect to the execution and delivery of this Second Amendment, no Default or Event of Default shall have occurred and be continuing.
     2.2. This Second Amendment shall be construed in connection with and as part of the Note Purchase Agreement and the other Note Documents, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the other Note Documents are hereby ratified and shall be and remain in full force and effect.
     2.3. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Purchase Agreement or nay of the other Note Documents without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.
     2.4. The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
     2.5. Any provision of this Second Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction
     2.6. This Second Amendment may be executed in counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
     2.7. This Second Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
     2.8. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

WESTMORELAND ENERGY LLC
By:	/s/ Morris W. Kegley
Morris W. Kegley
General Counsel

ACCEPTED AND AGREED TO: SOF INVESTMENTS, L.P., as Purchaser
By:	/s/ Marc R. Lisker
Marc R. Lisker
General Counsel